UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2008

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K which are not historical, including statements regarding the Partnership’s or management’s intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future as a result of the amendment of its senior credit agreement, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause its actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks and uncertainties are discussed in detail in the Partnership’s filings with the SEC and include, among other things, the willingness of our lenders to continue to make advances to us under our revolving credit facility to meet our working capital requirements, increased financing costs, no occurrence of an event of default under our credit agreement that would allow our lenders to demand immediate repayment of all outstanding borrowings under the credit facility, our liquidity, future charter rates, demand in the spot market for vessels and timely and on-budget delivery of one ATB in November 2008. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Partnership assumes no responsibility to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

Amendment of Credit Agreement

          On October 20, 2008, the Partnership and its lenders amended the Partnership’s senior credit facility. The material changes to the senior credit agreement include:

•	The lenders waived any potential defaults under the financial covenants for the quarters ended September 30, 2008 and December 31, 2008 through January 31, 2009.

•

The margin over LIBOR that the Partnership pays as interest on its borrowings was increased from 3.5% to 5.25%, and a floor on the LIBOR rate of 3.25% was established, meaning that the minimum cash interest rate on our borrowings will be 8.5%. The Partnership estimates that the increase in the margin over LIBOR will increase cash interest expense by approximately $1.3 million per quarter.

•

The Partnership will pay an additional 1.5% per annum in interest on outstanding borrowings, which additional interest will be paid-in-kind (“PIK interest”), and under certain circumstances the PIK interest rate will increase to 4.5% on January 31, 2009.

•

A new financial covenant was added to the credit agreement that requires the Partnership to have cumulative Consolidated EBITDA (as defined in the senior credit agreement) for the period beginning September 1, 2008 and ending on the specified date as follows:

Month Ending	Cumulative Consolidated EBITDA

October 31, 2008	$ 4,000,000

November 30, 2008	$ 6,000,000

December 31, 2008	$ 9,000,000

January 31, 2009	$ 13,000,000

•

The grace period before a payment default in respect of other indebtedness having a principal amount in excess of $1.0 million becomes an event of default under the senior credit agreement was eliminated.

This summary of the waiver and amendment to the credit agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the waiver and fourth amendment filed herewith and incorporated by reference herein. The full text of the waiver and amendment to the credit agreement is set forth in Exhibit 4.1 to this Form 8-K and you are urged to read the waiver and amendment in its entirety.

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

See Item 1.01 above for a description of the amendments to the Partnership’s senior credit facility.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In order to conserve cash, the Partnership is right sizing its operations. As part of this process, on October 23, 2008, Messrs. Macey and Newhouse, the representatives of Sterling Investment Partners, and Mr. Gridley, the Partnership’s former chief executive officer and current chairman, resigned as directors of the general partner of the Partnership. Mr. Gridley also resigned as an employee of the general partner of the Partnership. The Board of Directors of the Partnership’s General Partner now consists of five members: Mr. O’Kelley, the Partnership’s president and chief executive officer, Mr. Gehegan, the Partnership’s chief operating officer, and Messrs. Ganz, Kearns and Luterman, who are independent directors. Mr. Ganz was appointed chairman of the Audit Committee when Mr. O’Kelley, the former chairman of the Audit Committee, became our chief executive officer in August 2008.

As a result of Mr. Gridley’s termination of employment, he is contractually entitled to receive under the terms of his employment agreement entered into in connection with the Partnership’s initial public offering in November 2004 severance in the amount of $1,251,000, payable in equal semi-monthly installments for a period of two years, provided that if a change of control of the Partnership occurs prior to October 22, 2009, he will be entitled to an additional $625,500, and such amount, together with certain portions of the unpaid portion of the $1,251,000, will be immediately due and payable. In addition, the Partnership has agreed to reduce Mr. Gridley’s non-compete covenant from three years to two years. This summary of the severance arrangements with Mr. Gridley does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement with Mr. Gridley filed herewith and incorporated by reference herein. The full text of the agreement is set forth in Exhibit 10.1 to this Form 8-K and you are urged to read the agreement in its entirety.

SECTION 8 — OTHER EVENTS

ITEM 8. Other Events.

Several ports in the Gulf Coast area where the Partnership’s vessels load grain and chemical products were closed for several days due to Hurricanes Hannah and Ike. Because of these port closures and the Partnership’s decision to keep these vessels at sea to avoid these hurricanes, the Partnership’s chemical vessels were forced to sit idle for an aggregate of approximately 40.5 days, and two of the Partnership’s grain voyages were delayed by approximately 14.5 days. As a result, the Partnership estimates that its revenue for September was reduced by approximately $1.1 million and that it incurred approximately $300,000 of additional fuel costs.

The Partnership has an interest rate swap with Lehman Brothers Special Financing Inc. The Partnership understands this entity has filed for protection under the U.S. bankruptcy laws and there can be no assurance that this entity will fulfill its obligations under the swap agreement, although currently the Partnership is obligated to make, rather than entitled to receive, payments under the terms of the swap agreement.

Additionally, the Partnership understands that Lehman Brothers Commercial Paper, which is a revolving credit lender under the revolving credit portion of the Partnership’s senior credit facility, has filed for protection under the U.S. bankruptcy laws, and there can be no assurance that this entity will fulfill its obligations to make revolving credit loans under the senior credit facility. Of the approximately $11.2 million currently available under the Partnership’s revolving credit facility, Lehman Brothers Commercial Paper’s obligation is approximately $4.9 million.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

4.1	Waiver and Fourth Amendment to Third Amended And Restated Credit Agreement, dated as of October 20, 2008

10.1	Severance Agreement, dated as October 23, 2008, between USS Vessel Management LLC and Paul Gridley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.

By:	US Shipping General Partner LLC,
its general partner

By:	/s/ Albert E. Bergeron
Name: Albert E. Bergeron
Title: Vice President—Chief Financial Officer
(principal financial and accounting officer)

     Date: October 24, 2008